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      As filed with the Securities and Exchange Commission on June 14, 2001
                                                      Registration No. 333-13595
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              GLACIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                        6749                   81-0519541
(State or other jurisdiction        (Primary standard         (I.R.S. employer
    of incorporation            industrial classification    identification no.)
    or organization)                  code number)

            49 COMMONS LOOP, KALISPELL, MONTANA 59901 (406) 756-4200
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                               MICHAEL J. BLODNICK
                      President and Chief Executive Officer
                                 49 Commons Loop
                            Kalispell, Montana 59901
                                 (406) 756-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

                          Copies of communications to:

                             STEPHEN M. KLEIN, ESQ.
                           WILLIAM E. BARTHOLDT, ESQ.
                               Graham & Dunn P.C.
                          1420 Fifth Avenue, 33rd Floor
                            Seattle, Washington 98101


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                      DEREGISTRATION OF UNISSUED SECURITIES

        The Registration Statement of Glacier Bancorp, Inc. ("Bancorp") on Form S-4 declared effective on October 16, 1996, Commission File No. 333-13595 (the "Registration Statement"), provided for the issuance of up to 1,200,000 shares of Bancorp's common stock.

        These securities were registered for issuance in accordance with the Plan and Agreement of Merger to acquire Missoula Bancshares, Inc. dated August 9, 1996 (the "Agreement") described in the Registration Statement. Pursuant to the exchange formula in the Agreement, 1,145,599 shares of Bancorp's common stock were exchanged, leaving 54,401 shares registered but unissued. No further securities are to be exchanged pursuant to the Agreement. Accordingly, Bancorp hereby deregisters 54,401 shares not exchanged pursuant to the Agreement.




                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on June 6, 2001.


                                            GLACIER BANCORP, INC.
                                                (Issuer)




                                            By: Michael J. Blodnick
                                               ---------------------------------
                                               Michael J. Blodnick
                                               President and Chief Executive
                                               Officer


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        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on this 6th day of June 2001.

           SIGNATURE                                       TITLE
           ---------                                       -----
PRINCIPAL EXECUTIVE OFFICER


        Michael J. Blodnick                     President and Chief
-----------------------------------             Executive Officer, Director
Michael J. Blodnick



PRINCIPAL FINANCIAL OFFICER



        James H. Strosahl                       Executive Vice President and
-----------------------------------             Chief Financial Officer
James H. Strosahl                               (Principal Accounting Officer)


*  A Majority of the Board of Directors

        John S. MacMillan
        L. Peter Larson
        F. Charles Mercord
        Everit A. Sliter
        Harold A. Tutvedt

*By:    Michael J. Blodnick
    --------------------------------------
    Michael J. Blodnick
    (Attorney-in-Fact and Designated Agent
    for Service)



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